UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BLUE CHIP CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	84-3870355
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

269 South Beverly Drive, Suite 373 Beverly Hills, CA	90212
(Address of principal executive offices)	(Zip Code)

Securities to be registered to Section 12(g) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☒

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: (if applicable)

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of common stock, par value $0.0001 (“Common Stock”) of Blue Chip Capital group, Inc., a corporation organized under the laws of the State of Nevada (the “Company”). The description of the Common Stock contained under the heading “Description of Securities” in the registration statement initially filed with the Securities and Exchange Commission on June 22, 2022, as amended from time to time (File No. 333-273760) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

Exhibit Number	Description
3.1a	Formation-Profit Corporation filed with the State of Nevada on December 17, 2020

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 3 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: May 22, 2025	BLUE CHIP CAPITAL GROUP, INC.

	By:	/s/ James C. DiPrima
	Name:	James C. DiPrima
	Title:	Chief Executive Officer